Exhibit 23.1 Consent of BKD, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

             We consent to the incorporation by reference of our report dated March 30, 2010, with respect to the consolidated financial statements of Terra Nova Financial Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2009, in the following Registration Statements:

Form Type	Registration Statement Number

Form S-8	333-84901
Form S-8	333-84897
Form S-8	333-84899
Form S-8	333-128242
Form S-8	333-140398
Form S-8	333-147671

/s/ BKD, LLP

Dallas, Texas
March 30, 2010